UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 29, 2008

CHINA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-119034	98-0432681
(Commission File Number)	(IRS Employer Identification No.)

101 Convention Center Drive, Suite 700 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

86-10-6586-4770
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Julianna Lu, BSc. MSc.
Chief Executive Officer
101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6586-4770

Mailing Address
8E-C2, Global Trade Mansion, No.9A, GuangHua Rod, Chaovan District, Beijing PR China 100020
Issuer’s telephone Number: 86-10-6586-4770 and Facsimile: 86-10-6586-4790

Copies to:
Rick A. Werner, Esq.
Haynes and Boone, LLP
153 East 53rd Street Suite 4900
New York, New York 10022
Phone:  (212) 659-7300
Fax: (212) 884-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to the China Holdings, Inc. (the “Company”) Form 8-K originally filed with the Securities and Exchange Commission on February 4, 2008 (the “Form 8-K”) corrects the "Date of Report" to be January 29, 2008 and not January 3, 2008 and  amends and restates Item 5.03 of the Form 8-K in its entirety in order to (i) correct the filing date of the Company’s Certificate of Amendment from January 3, 2008 to February 22, 2008 and (ii) the number of shares of common stock previously authorized from one billion (1,000,000,000) shares to three hundred million (300,000,000) shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2008, the Company filed a Certificate of Amendment to Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State to increase the number of authorized shares of common stock of the Company, par value $.001 per share, from three hundred million (300,000,000) to two billion (2,000,000,000) shares.

This Item 5.03 is qualified in its entirety by reference to the Certificate of Amendment, which is furnished as Exhibit 3.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA HOLDINGS, INC.

Date: February 28, 2008	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer

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